EXHIBIT 99.1
ImmunityBio Announces $470 Million Equity and Debt Financing
From Founder, Dr. Patrick Soon-Shiong and Nant Entities
•Financing improves the company’s balance sheet and provides $200 million of capital, as follows:
◦Exchange of $270 million of debt held by Nant Entities into ImmunityBio equity resulting in deleveraging of the Company’s balance sheet
◦$200 million of a new 3-year term debt financing from Nant Capital convertible at a 50 percent premium to provide capital sufficient to support the Company’s ongoing operations and pre-commercialization activities through the anticipated potential FDA approval of Anktiva for BCG-unresponsive bladder cancer
◦Extension of nearest term current debt maturities to December 31, 2024
CULVER CITY, Calif., September 11, 2023 — ImmunityBio, Inc. (NASDAQ: IBRX), a clinical-stage immunotherapy company, today announced that it has executed financing transactions resulting in approximately $200 million of proceeds to the Company through a financing including an exchange into equity of current debt and a new convertible debt instrument from Nant Capital, LLC, an entity affiliated with Dr. Patrick Soon-Shiong, the Company’s Founder, Executive Chairman and Global Chief Scientific and Medical Officer. With this new financing from Dr. Soon-Shiong, including the extension of the maturity date of current debt, ImmunityBio believes that it is well-positioned to fund its ongoing business operations and pre-commercialization efforts as it continues to drive toward a potential regulatory approval of N-803 plus BCG for BCG-unresponsive non-muscle invasive bladder cancer.
The new $200 million convertible note with Nant Capital has a three-year term and is convertible into shares of ImmunityBio common stock at a conversion price of a fifty percent (50%) premium over the closing market price immediately preceding the date of the note.
In addition, the financing transactions restructure the Company’s existing debt obligations with the Nant entities, including an extension of the nearest term debt maturities by one year to December 2024.
Further, ImmunityBio executed a stock purchase agreement pursuant to which all of the outstanding fixed-rate promissory notes held by Nant Capital and certain other Nant entities, representing approximately $270 million in aggregate principal amount and accrued and unpaid interest as of September 8, 2023, were exchanged for ImmunityBio common stock, based on the closing stock price on September 8, 2023.
“Our Company, scientists, physicians and Board are grateful to Dr. Soon-Shiong for his continued financial support of our Company and its important mission, as well as for his involvement in our day-to-day operations,” said Richard Adcock, Chief Executive Officer and President of ImmunityBio. “With this additional financing, we are well positioned to execute on our commercialization plans in anticipation of the approval of N-803 plus BCG in bladder cancer. This funding will also help support the planned expansion of our current clinical trials and the opening of new studies to explore the untapped potential of N-803 and our other platforms across multiple indications.”
“I remain fully committed to ImmunityBio’s mission and to ensuring the company has the resources it needs to achieve its goals and be successful,” said Patrick Soon-Shiong, M.D., Executive Chairman and Global Chief Scientific and Medical Officer of ImmunityBio. “As a scientist and physician, I believe in the science behind our therapeutics and look forward to continuing to work with our team members through this critical stage in our Company’s evolution. ImmunityBio has taken on the enormous challenge of transforming the current approaches of cancer care and even preventing the onset of cancer, by activating the patient’s own immune system and developing a NANT cancer vaccine (NCV). The company is unique in that it owns the multiple immunotherapy platforms needed to orchestrate the trifecta approach (NK, T cell and Dendritic cell activation) to accomplish this vaccine, and that these unencumbered molecules and cell therapies are all at various stages of clinical trials. We recognize the enormity of such a challenge and this investment will enable the scientists and physicians to pursue the goal of potentially curing cancer in our lifetime.”

About ImmunityBio
ImmunityBio is a vertically-integrated, clinical-stage biotechnology company developing next-generation therapies and vaccines that bolster the natural immune system to defeat cancers and infectious diseases. The company’s range of immunotherapy and cell therapy platforms, alone and together, act to drive and sustain an immune response with the goal of creating durable and safe protection against disease. We are applying our science and platforms to treating cancers, including the development of potential cancer vaccines, as well as developing immunotherapies and cell therapies that we believe sharply reduce or eliminate the need for standard high-dose chemotherapy. These platforms and their associated product candidates are designed to be more effective, accessible, and easily administered than current standards of care in oncology and infectious diseases.
For more information, please visit: www.immunitybio.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the financing transactions described herein and use of proceeds to be received from such financing, the regulatory submission and review process and timing thereof, the Company’s commercialization strategy for N-803 for intravesical administration, the potential of ImmunityBio’s investigational agents as compared to existing treatment options, and development of therapeutics for cancers and infectious diseases, among others. Statements in this press release that are not statements of historical fact are considered forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “goal,” “could,” “estimates,” “scheduled,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “indicate,” “projects,” “seeks,” “should,” “will,” “strategy,” and variations of such words or similar expressions. Statements of past performance, efforts, or results of our preclinical and clinical trials, about which inferences or assumptions may be made, can also be forward-looking statements and are not indicative of future performance or results. Forward-looking statements are neither forecasts, promises nor guarantees, and are based on the current beliefs of ImmunityBio’s management as well as assumptions made by and information currently available to ImmunityBio. Such information may be limited or incomplete, and ImmunityBio’s statements should not be read to indicate that it has conducted a thorough inquiry into, or review of, all potentially available relevant information. Such statements reflect the current views of ImmunityBio with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about ImmunityBio, including, without limitation, (i) the risks and uncertainties associated with the regulatory review process, (ii) the ability of ImmunityBio and its third party contract manufacturing organizations to adequately address the issues raised in the FDA’s complete response letter, (iii) the ability of ImmunityBio to execute a partnering relationship with a large biopharmaceutical company for commercialization of N-803 plus BCG for intravesical administration on acceptable terms, if at all, (iv) the ability of ImmunityBio to continue its planned preclinical and clinical development of its development programs, and the timing and success of any such continued preclinical and clinical development and planned regulatory submissions, (v) ImmunityBio’s ability to retain and hire key personnel, (vi) ImmunityBio’s need and ability to obtain additional financing to fund its operations and complete the development and commercialization of its various product candidates, (vii) ImmunityBio’s ability to successfully commercialize its product candidates and uncertainties around regulatory reviews and approvals, (viii) ImmunityBio’s ability to scale its manufacturing and commercial supply operations for its product candidates and future approved products, and (ix) ImmunityBio’s ability to obtain, maintain, protect and enforce patent protection and other proprietary rights for its product candidates and technologies. More details about these and other risks that may impact ImmunityBio’s business are described under the heading “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 1, 2023 and the Company’s Form 10-Q filed with the SEC on August 8, 2023, and in subsequent filings made by ImmunityBio with the SEC, which are available on the SEC’s website at www.sec.gov. ImmunityBio cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. ImmunityBio does not undertake any duty to update any forward-looking statement or other information in this press release, except to the extent required by law.

Contacts:

Investors	Media
Sarah Singleton	Greg Tenor
ImmunityBio, Inc.	Salutem
844-696-5235, Option 5	+1 717-919-6794
Sarah.Singleton@ImmunityBio.com	Gregory.Tenor@Salutem.com